THIRD QUARTER 2021 EARNINGS PRESENTATION November 9, 2021 Exhibit 99.2

FORWARD LOOKING STATEMENTS Certain statements in this communication, including the estimated guidance provided under “2021 Outlook” herein, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this communication are forward-looking statements, including, but not limited to statements regarding Janus’ belief regarding the demand outlook for Janus’ products and the strength of the industrials markets. When used in this communication, words such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions, as they relate to the management team, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Janus’ management, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. In addition to factors previously disclosed in Janus’ reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (i) risks of the self-storage industry; (ii) the highly competitive nature of the self-storage industry and Janus’ ability to compete therein; (iii) litigation, complaints, and/or adverse publicity; (iv) cyber incidents or directed attacks that could result in information theft, data corruption, operational disruption and/or financial loss; and (v) the risk that the demand outlook for Janus’ products may not be as strong as anticipated. There can be no assurance that the events, results, trends or guidance regarding financial outlook identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Janus is not under any obligation and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. This communication is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Janus and is not intended to form the basis of an investment decision in Janus. All subsequent written and oral forward-looking statements concerning Janus or other matters and attributable to Janus or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above and under the heading “Risk Factors” in Janus’ most recently filed Quarterly Report on Form 10-Q and its subsequent filings with the SEC.

AGENDA Business Overview Ramey Jackson Chief Executive Officer Financial Overview & Outlook Scott Sannes Chief Financial Officer

Section TBD Q3 2021 Results Overview Revenues up 33.8% YoY, driven by strong performance in the R3 and Commercial sales channels coupled with contributions from acquisitions and recovery from the COVID-impacted 2020 results. Adj. EBITDA of $36.3 million, up 2.9% versus the year ago quarter, driven by higher revenues partially offset by higher cost of sales and general and administrative expenses. Adjusted Diluted EPS of $0.11, compared to Adjusted EPS of $0.35 in the third quarter of 2020, largely driven by different capital structures existing in Q3 2021 vs. Q3 2020, with Q3 2020 having substantially fewer outstanding shares. Cash flow provided by operating activities of $14.9 million compared to $27.0 million in the 2020 quarter reflective of working capital investments to support the continued growth of the business, primarily an increase in inventory to ensure supply of raw materials for our plants. Adj. EBITDA1 $36.3M Revenue $187.8M Adj. Diluted EPS1 $0.11 OCF $14.9M Adjusted EBITDA and Adjusted EPS are not financial measures determined in accordance with GAAP. For a definition of these metrics and a reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, please see the company’s latest filings with the SEC.

Section TBD THIRD QUARTER FINANCIAL HIGHLIGHTS Q3 2021 Q3 2020 YoY Change Revenue $187.8M $140.3 33.8% Adj. EBITDA $36.3M $35.3M 2.9% Adj. EBITDA Margin 19.3% 25.1% (5.8)% Net Income $17.7M $20.8M (14.9)% OCF $14.9M $27.0M (44.8)% Strong Top Line Growth with Continued Inflationary Cost Pressure, Public Company Costs & Strategic Growth Investments

Section TBD Recent Acquisitions Source: Company materials, management estimates DBCI Recreational Commercial Freight & Warehousing Agricultural Self-Storage Core End Markets Acquired in August 2021 Premier manufacturer of steel roll-up doors and building products for both the commercial and self-storage industries. Broadens Janus’ customer set by gaining direct access to DBCI’s core general contractor and distributor base and provides an opportunity to deliver more comprehensive, value-added solutions for DBCI’s customers from Janus. Together, Janus and DBCI will benefit from a strengthened product offering and an ability to serve its customers in a greater capacity. Access Control Technologies Acquired in August 2021 Premier provider of access control and low voltage installation and integration services. Addition will help support the rapid growth of the Nokē Smart Entry system and allow both ACT and Janus to offer a more comprehensive suite of products and services to self-storage owners and operators. ACT, who has business hubs on both coasts, will continue to operate under its own brand and will benefit from Janus’ expansive and experienced field services team. Warehouse / Logistic Operations

Section TBD 2021 Outlook FULL YEAR FY 2021 GUIDANCE $718 to $738 million Revenue $149 to $155 million Management Adjusted EBITDA Outlook reflects solid YTD 2021 results during the current unprecedented labor, logistics, and raw material inflationary times, record backlog, the expected impact of recent commercial and cost containment initiatives, and current visibility of end markets. Outlook assumes no further degradation in raw materials, labor availability, or logistics markets. Outlook now includes contributions from the DBCI and ACT acquisitions that closed in the third quarter.

Section TBD Summary Growth driven by strength in the R3 and Commercial sales channels, partially bolstered by contributions from recent acquisitions and COVID-related recovery Headwinds from raw material, labor and logistics inflation continue, and are being addressed through commercial and cost containment initiatives DBCI and ACT strategic acquisitions closed in Q3 2021 and began to contribute positively to results 2021 Guidance in a range of $718 to $738 million for Revenue and $149 to $155 million for Management Adjusted EBITDA

Section TBD EBITDA Reconciliation Bridge